As filed with the Securities and Exchange Commission on March 16, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

87-0698303

(I.R.S. Employer Identification No.)

EnerNOC, Inc.

75 Federal Street, Suite 300

Boston, Massachusetts 02110

 (Address of Principal Executive Offices) (Zip Code)

EnerNOC, Inc. 2007

Employee, Director and Consultant Stock Plan

(Full Title of the Plan)

Timothy G. Healy

Chief Executive Officer

EnerNOC, Inc.

75 Federal Street, Suite 300

Boston, Massachusetts 02110

 (Name and Address of Agent for Service)

(617) 224-9900

 (Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	520,000 shares	$10.71	$5,569,200.00	$310.76

(1)        In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)        The price of $10.71 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq Global Market on March 9, 2009, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price.

(3)        Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

This Registration Statement registers additional securities of the same class as other securities for which registration statement filed on Form S-8 (SEC File No. 333-143906) of the Registrant is effective.  Except for Item 5 “Interests of Named Experts and Counsel,” the information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-143906) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.   Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this registration statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”).  Mintz Levin, Mintz Levin Investments LLC, and members of Mintz Levin, their families and trusts for their benefit own an aggregate of approximately 5,121 shares of Common Stock of the Registrant.

Item 8.  Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on March 16, 2009.

ENERNOC, INC.

By:	/s/ Timothy G. Healy
Timothy G. Healy
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of EnerNOC, Inc. (the “Company”), hereby severally constitute and appoint Timothy G. Healy, David B. Brewster and David M. Samuels, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2009:

Signature	Title(s)

/s/ Timothy G. Healy	Chairman of the Board, Chief Executive Officer and
Timothy G. Healy	Director (principal executive officer)

/s/ Neal C. Isaacson	Chief Financial Officer (principal financial and
Neal C. Isaacson	accounting officer)

/s/ David B. Brewster	President and Director
David B. Brewster

/s/ Richard Dieter	Director
Richard Dieter

/s/ TJ Glauthier	Director
TJ Glauthier

/s/ Adam Grosser	Director
Adam Grosser

/s/ Arthur Coviello	Director
Arthur Coviello

/s/ James Turner	Director
James Turner

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)